UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015 (October 26, 2015)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2015, PDC Energy, Inc. (the “Company”) announced that Gysle Shellum, Chief Financial Officer of the Company, will retire from the Company effective June 30, 2016. He will remain the Company’s Chief Financial Officer until a successor is appointed and will thereafter assist with transitional and other assigned matters through his retirement date. In connection with his retirement, Mr. Shellum entered into a retirement agreement with the Company pursuant to which, among other things, (i) he will receive a stay bonus of $700,000, (ii) he will be entitled to a pro-rated target bonus in 2016, (iii) his unvested stock appreciation rights and restricted stock units will vest as of his retirement and (iv) performance shares previously granted to him will remain outstanding and will vest based on a performance period measured through June 30, 2016.

The above descriptions are qualified entirely by reference to the copy of the retirement agreement, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Retirement Agreement, dated as of October 26, 2015, by and between Gysle Shellum and PDC Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2015

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement, dated as of October 26, 2015, by and between Gysle Shellum and PDC Energy, Inc.